Exhibit 107

Calculation of Filing Fee Tables

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Form F-4

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(Exact Name of Registrant as Specified in its Charter)

Green Giant Enterprise Inc.

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(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary shares, no par value	Rule 457(o)		(1)	$0.765	(2)	$58,736,362.90	(2)	0.00014760	$8,669.49
Fees Previously Paid	—	—	—	—		—		—		—	$—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—		—	—	—	—	—	—
	Total Offering Amounts							$58,736,362.90		0.00014760	$8,669.49
	Total Fees Previously Paid										$0
	Total Fee Offsets										$0
	Net Fee Due										$8,669.49

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares is not set forth herein. Pursuant to Rule 457(o), the registration fee has been computed on the basis of the maximum aggregate offering price of all ordinary shares of Registrant expected to be issued upon completion of the merger of the Registrant, a company limited by shares incorporated under the laws of the British Virgin Islands and wholly owned subsidiary of Green Giant Inc., a Florida corporation (“Green Giant”), with and into the Registrant.

(2)	Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) and (f) of the Securities Act based upon the product of: (i) 55,793,268 the maximum number of shares of Green Giant common stock that may be exchanged in the merger, multiplied by (ii) $1.05275, the average of the high and low prices of shares of Green Giant’s common stock as reported on the Nasdaq Capital Market on October 2, 2023.